EXHIBIT 10.1

NON-EXECUTIVE DIRECTOR COMPENSATION SUMMARY SHEET

Summary Sheet
Compensation For Independent Non-Executive Directors of NDS Group plc

Summary of cash compensation amounts:

1. Annual fee                                                                $75,000
2. Audit Committee Membership                              $15,000
3. Audit Committee Chairmanship                            $10,000
4. Compensation Committee Membership                 $2,500
5. Compensation Committee Chairmanship               $1,000

Other compensation:

The independent non-executive directors of NDS Group plc are eligible to participate in the NDS 1999 Executive Share Option Scheme.